Exhibit 99.4

 STOCK  PLEDGE  AGREEMENT    THIS  STOCK  PLEDGE  AGREEMENT  (this  "Agreement") is  made  as  of  December  II 2017 (the  "Effective  Date"), by  and  among  FIRST  CAPITAL  REAL  ESTATE  TRUST   INCORPORATED,  a  Maryland  corporation  ("FCRETI")  and  FIRST  CAPITAL  REAL  ESTATE OPERATING  PARTNERSHIP,  LP,  a  Delaware  limited  partnership  ("FC  OPCO" and,  together  with  FCRETI,  collectively,  the  "Pledgor") in  favor  of  Opportunity  Fund  I-SS,  LLC,  a  Delaware   limited  liability  company  (the  "Pledgee").   RECITALS:    WHEREAS,  Pledgee  has  extended  credit  to  FCRETI  pursuant  to  that  certain  Secured Promissory  Note,  dated  as  of  even  date  herewith  (the  "Note")  in  the  original  commitment   amount  of  Two  Million  Five  Hundred  Thousand  Dollars  ($2,500,000.00)  (the  "Commitment", and  the  amount  of  loans  made  under  the  Note  being  the  "Loan");    WHEREAS,  FC  OPCO  is,  on  the  date  of  this  Agreement,  the  holder  of  88,333  shares  of the  Series  A  Convertible  Preferred  Stock ("FCG  Preferred  Stock") and  628,019  shares  of   common  stock  of  FC  Global  Realty  Incorporated,  a  Nevada  corporation  ("FCG  Common Stock"  and,  together  with  the  FCG  Preferred  Stock,  and  together  with  any  additional  shares  of  FCG  Preferred  Stock  and/or  FCG  Common  Stock  that  is  pledged  under  the  terms  of  this   Agreement,  the  "flAeged Securities");    WHEREAS,  FC  OPCO  is  an  affiliate  of  FCRETI  and  FC  OPCO  will  derive  substantial benefits  and  good  and  valuable  consideration  from  the  Loan  by  Pledgee  to  FCRETI;    WHEREAS,  the  obligations  of  the  Pledgee  to  make  the  Loan  to  FCRETI  is  conditioned upon,  among  other  things,  the  execution  and  delivery  of  this  Agreement  of  I7C  OPCO;    WHEREAS,  capitalized  terms  used  in  this  Agreement  and  not  otherwise  defined  herein shall  have  the  meaning  ascribed  to  such  term  in  the  Note (collectively,  the  Note  and  this  Agreement  are  hereinafter  referred  to  as  the  "Loan  Documents"); and    WHEREAS,  in  order  to  secure  the  payment  of  any  and  all  indebtedness  and  other obligations  of  Pledgor  under  the  Note,  Pledgor  hereby  pledges  and  grants  Pledgee  a  security   interest  in  all  of  the  Pledged  Securities  in  accordance  with  the  terms  and  conditions  of  this Agreement.    NOW,  THEREFORE,  in  consideration  of  the  foregoing  premises,  the  truth  and  accuracy of  which  are  hereby  acknowledged  by  the  Parties,  and  in  order  to  induce  Pledgee  to  make  the Loan  evidenced  by  the  Note  and  for  other  good  and  valuable  consideration,  the  receipt  and sufficiency  of  which  is  hereby  acknowledged,  Pledgor  hereby  agrees  as  follows:  HE' v.8 /OG0:   AGREEMENT: .        Definitions.    (a) The  term  "Event  of  Default" shall  mean  and  include:  (i)  any  material   inaccuracy  in  any  representation  or  warranty  made  by  Pledgor  in  this  Agreement;  (ii)  any  breach of  Pledgor's  covenants  contained  in  this  Agreement  following  the  expiration  of  ten  (10)  business days'  prior  written  notice  and  opportunity  to  cure;  and/or  (iii)  any  breach  or  default  of  any  representation,  warranty  or  covenant  described  in  the  Note  following  the  expiration  of  ten  (10)   business  days'  prior  written  notice  and  opportunity  to  cure;  provided,  however,  that  there  shall  be no  right  to  receive  notice  or  any  period  in  which  to  cure  with  respect  to  a  monetary  or  payment default  under  the  Note,  and  the  Maturity  Date  (as  defined  in  the  Note)  shall  not  be  extended  by any  such  notice  and  cure  period.    (b) The  term  "Instruments" shall  mean  each  certificate  or  other  instrument  (if any)  representing  any  of  the  Pledged  Securities.    (c) The  term  "Company" shall  mean  FC  Global  Realty  Incorporated,  a Nevada  corporation  and/or  its  successors.    (d) The  term  "Obligations" shall  mean  all  debts,  obligations  and  liabilities  of Pledgor  to  Pledgee  under  the  Note.    (e) The  term  "Securities  Laws" shall  mean,  collectively;  the  Securities  Act  of   1933,  as  amended,  as  now  or  hereafter  in  effect,  any  similar  federal  or  state  statute  and  blue  sky laws  now  or  hereafter  enacted  analogous  in  purpose  or  effect.   (1) Intentionally  omitted.    (g) The  term  "UCC"  shall  mean  the  Uniform  Commercial  Code  as  now enacted  or  hereafter  in  effect  in  the  State  of  Delaware.    (h) All  other  capitalized  terms  not  defined  herein  shall  have  the  meanings ascribed  thereto  in  the  Note.    2. Pledge  and  Security  Interest. To  secure  all  of  the  Obligations,  Pledgor  hereby grants,  pledges,  hypothecates,  assigns  and  delivers  to  Pledgee  a  first  priority  security  interest  in all  of  Pledgor's  respective  right,  title  and  interest  in  and  to  the  Pledged  Securities,  including,   without  imitation  (i)  all  rights  and  interest  of  Pledgor  in  the  capital  of  the  Company  deriving  or arising  from  the  Pledged  Securities  and,  subject  to  Section  7, all  rights  of  Pledgor  to  receive distributions,  cash,  instruments  and  other  property  from  time  to  time  receivable  or  otherwise   distributable  in  respect  of  the  Pledged  Securities,  (ii),  subject  to  Section  7, all  other  payments  due or  to  become  due  to  Pledgor  in  respect  of  the  Pledged  Securities  including,  but  not  limited  to,  all rights  of  Pledgor  to  receive  proceeds  of  any  insurance,  indemnity,  warranty  or  guaranty  with respect  to  the  Pledged  Securities,  (iii),   subject  to  Section  6, any  right  of  Fledgor  to  perform  and exercise  consensual  or  voting  rights  thereunder  and  to  compel  performance  and  otherwise exercise  all  remedies  thereunder  deriving  or  arising  from  the  Pledged  Securities,  (iv)  subject  to 2   HF  Ile3a5/2v.9 41e53?/OCC2   Section  7, all  rights  of  Pledgor  deriving  or  arising  from  the  Pledged  Securities,  to  all  property   and  assets  of  the  Company (whether  real  property,  inventory,  equipment,  contract  rights, accounts,  receivables,  general  intangibles,  securities,  instruments,  chattel  paper,  documents, choses  in  action,  licenses,  permits  or  otherwise), (v)  all  certificates  or  instruments (if  any) evidencing  the  Pledged  Securities  or  other  ownership  thereof  in  the  Company  or  its  assets,  and (vi)  to  the  extent  not  included  in  the  foregoing,  all  proceeds  of  any  and  all  of  the  foregoing (including,  without  limitation,  proceeds  that  constitute  property  of  the  types  described  above).    . Delivery  of  Certificates  for  Pledged  Securities  and  Financing  Statements.   Simultaneously  with  the  execution  of  this  Agreement,  Pledgor  shall  transfer  and  deliver  to Pledgee  the  Instruments  evidencing  the  Pledged  Securities.  The  foregoing  Instruments  shall  be   accompanied  by  a  unit  transfer  power,  duly  endorsed  in  blank  by  FC  OPCO,  to  the  benefit   of Pledgee.  Pledgee  shall  have  the  right,  upon  Pledgor's  default  in  the  payment  or  performance  of the  Obligations,  in  its  discretion,  to  transfer  to  or  to  register  in  the  name  of  Pledgee  or  any  of  its nominees  any  or  all  of  the  Pledged  Securities;  provided, that  Pledgee  shall  promptly  notify Pledgor  of  any  such  transfer  or  registration,  but  the  failure  to  provide  such  notice  will  not invalidate  such  transfer  or  registration;  provided, further, that  upon  the  cure  or  waiver  of   any such  default,  the  Pledgee  shall  promptly  re-transfer  such  Pledged  Securities  to  Pledgor  and register  such  Pledged  Securities  in  the  name  of  Pledgor.   In  addition,  simultaneously  with  the execution  and  delivery  of  this  Agreement,  Pledgor  shall  execute  and  deliver  to  Pledgee  such UCC-I  financing  statements,  in  form  required  by  Pledgee,  to  create  and  perfect  a  first-priority security  interest  in  favor  of  Pledgee  with  respect  to  the  Pledged  Securities.    . Additional  Property  to  be  Pledged. If  Pledgor  receives,  or  becomes  entitled  to receive,  any  units  or  other  Instruments  representing  securities  of  the  Company  with  respect  to   such  Pledged  Securities  (including,  without  limitation,  any  certificates  issued  pursuant  to  the declaration   of  a  dividend   or  unit  split,  or  pursuant  to  a  merger,   recapitalization  or reorganization),  Pledgor  agrees  to  accept  the  same  as  Pledgee's  and  to  hold  the  same  in  an express  trust  for  the  benefit  of  Pledgee  and  to  deliver  the  same  forthwith  to  Pledgee,  in  the identical  form  in  which  the  same  was  received,  and,  upon  request  of  Pledgee,  together  with Pledgor's  unit  transfer  power  duly  executed  in  blank.  Such  certificates  shall  be  held  on  behalf  of Pledgee  subject  to  the  terms  hereof  as  further  security  for  the  Obligations.  All  such  Instruments required  to  be  pledged  under  this  Section  4 shall  be  included  within,  held,  applied  and  disposed of  as  part  of  the  Pledged  Securities  pursuant  to  the  terms  of  this  Agreement.  All  other  proceeds of,  substitutions  for  and  distributions  regarding  the  Pledged  Securities  received  by  Pledgor  will be  held  by  Pledgor  in  express  trust  for  Pledgee,  will  not  be  commingled  with  any  other  funds  or property  of  Pledgor,  and  will  be  turned  over  to  Pledgee  in  precisely  the  form  received  (but endorsed  by  Pledgor,  if  necessary)  not  later  than  the  business  day  following  the  day  of  their receipt  by  Pledgor;  and  all  proceeds  of,  substitutions  for  and  distributions  relating  to  the  Pledged Securities  will  be  held  by  Pledgee  as  Pledged  Securities  hereunder.  In  addition,  Pledgor  may grant  to  Pledgee  additional  Shares  of  FCG  Common  Stock  as  Pledged  Securities  by  the  same process  as  describe  in  Section  3  or  as  otherwise  agreed  by  Pledgor  (or  only  FC  OPC0)  and Pledgee  and  such  additional  shares  shall  be  Pledged  Securities  for  all  purposes  under  this Agreement.  Purchase  of  Pledged  Securities.  Notwithstanding  any  provision  contained KF”2v.8/002 independent  appraiser  selected  in  good  faith  by  Holders  holding  a   majority  of  the  principal  amount  of  Note.   b. -Trading  Market"  means  the  following  markets  or  exchanges  on  which   the  Common  Stock  is  listed  or  quoted  for  trading  on  the  date  in question:  the  Nasdaq  Capital  Market,  the  American  Stock  Exchange, the  New  York  Stock  Exchange,  the  Nasdaq  National  Market  or  the OTC  Bulletin  Board.   (d)  The  purchase  of  the  Pledged  Securities  pursuant  to  this  section  5  shall  be   closed  at  the  offices  of  Pledgee  on  the  date  that  is  the  tenth  (10th)  business day  after  the  date  of  the  delivery  of  the  Purchase  Notice.   (e)  Upon  closing  of  the  purchase  and  sale  of  the  Pledged  Securities,  all  of  the   rights  including  any  principal  and  interest  due  under  the  Loan  shall  be  owned by  FC  OPCO  (or  its  designee)  and  Pledgee  shall  have  all  right,  title  and interest  as  to  the  Pledged  Securities (free  and  clear  of  all  liens  and encumbrances).   (f)  Notwithstanding  any  provision  contained  herein  to  the  contrary,  Section  5  of   this  Agreement  shall  be  deemed  to  be  a  separate  obligation  for  the  purchase and  sale  of  the  Pledged  Securities.    Furthermore,  Pledgor  shall  promptly execute  such  further  documentation,  consistent  with  the  provisions  of  this Agreement,   as   may  be   reasonably   requested  by  Pledgee  in  order  to consummate  the  purchase  of  the  Pledged  Securities  as  contemplated  herein.    6. Certain  Representation,  Warranties  and  Covenants of  Pledgor. Pledgor makes  the  following  representations,  warranties  and  covenants  to  Pledgee:    (a) Ownership. The  Pledged  Securities  are  titled  in  the  name  of  FC  OPCO  and Pledgor  is  the  sole  legal  and  beneficial  owner  of  the  Pledged  Securities  free  and  clear  of  all  liens and  encumbrances.    (b) Authority. Pledgor  has  all  necessary  power  and  authority  to  enter  into  the Loan  Documents  and  perform  Pledgor's  obligations  thereunder.  The  execution,  delivery  and performance  of  the  Loan  Documents:  (i)  do  not  require  the  approval  of  any  governmental   agency,  other  entity  or  person;  and  (ii)  will  not  violate  any  law,  agreement  or  restriction  by which  Pledgor  is  bound.  The  Loan  Documents  evidence  legal,  valid  and  binding  obligations  of Pledgor,  and  are  enforceable  against  Pledgor  in  accordance  with  their  respective  terms.    (c) Title. The  Pledged  Securities  are,  and  during  the  term  of  this  Agreement will  be,  owned  by  Pledgor  free  and  clear  of  any  pledge,  mortgage,  security  interest, hypothecation,  lien,  charge,  encumbrance,  conditional  sale  and  other  title  retention  agreements,   choate  and  inchoate  tax  liens,  assessments,  covenants,  restrictions,  reservations,  rights  or  claims of  third  parties,  other  burdens  and  any  security  interest  therein,  except  the  security  interest granted  under  this  Agreement  for  the  benefit  of  Pledgee.  The  Pledged  Securities  are,  and  during the  term  of  the  Agreement  will  be,  free  from  any  rights  of  first  refusal  or  other  restrictions  (other   5   HF  118585,2v.8 41.533/0002   than  those  in  favor  of  Pledgee)  that  could  impair,  impede  or  affect  Pledgee's  sale  of  the  Pledged   Securities.  The  Pledged  Securities  are  not  subject  to  any  restrictions  on  transfer  and/or disposition  by  Pledgor  or  Pledgee.    (d) Maintenance  of  Security  Interest;  Defend  Pledgee's  Rights. Pledgor  will   take  any  action  reasonably  requested  by  Pledgee  to  preserve  the  Pledged  Securities  and  to perfect,  establish  the  priority  of,  continue  perfection  and  enforce  Pledgee's  interest  in  the   Pledged  Securities  and  Pledgee's  rights  under  the  Loan  Documents   (including  the  delivery  of any  unit  powers  and  endorsements  deemed  necessary  by  Pledgee).   Pledgor  warrants  and  will defend  and  preserve  Pledgee's  right,  title  and  first  priority  security  interest  in  and  to  the  Pledged Securities  against  the  claims  and  legal  proceeding  of  any  and  all  third  parties.   In  addition, Pledgor  will:  (i)  pay  and  discharge  when  due  all  taxes,  levies  and  other  charges  or  fees  which may  be  assessed  against  the  Pledged  Securities;  (ii)  not  sell,  assign  (by  operation  of  law  or otherwise),  transfer  or  otherwise  dispose  of  the  Pledged  Securities  to  any  party;  (iii)  not  permit the  Pledged  Securities  to  be  used  or  owned  in  violation  of  any  applicable  law,  regulation  or policy  of  insurance;  (iv)  not  make  any  instructions  or  entitlement  orders  which  are  contrary  to the  terms  of  this  Agreement;  and  (v)  not  create  or  suffer  to  exist  any  lien  or  encumbrance  upon  or with  respect  to  the  Pledged  Securities,  except  the  pledge,  assignment,  hypothecation  and  security interest  created  by  this  Agreement.    (e) Certificates  and  Instruments. The  Instruments  described  herein  are  all  of the  Instruments,  whether  or  not  in  the  possession  of  Pledgor,  which  relate  to  the  Pledged   Securities,  and  all  of  such  Instruments  are  being  delivered  to  Pledgee  contemporaneously herewith.    (f) Holding   Periods.  Pledgor   will   promptly   furnish   to   Pledgee   such information  as  Pledgee  deems  necessary  to  comply  with  Securities  Laws  as  to  the  holding  and disposition  of  any  Pledged  Securities,  and  to  determine  the  status  of  the  Pledged  Securities  under   Securities  Laws,  all  in  form  satisfactory  to  Pledgee  and  at  Pledgor's  expense.    (g) Material  Misstatement  or  Omission. To  the  actual,  present  knowledge  of Pledgor,  the  representations  and  warranties  expressly  set  forth  in  this  section  6  above  do  not contain  any  material  misstatement  of  fact  nor  omit  to  state  a  material  fact  (i)  necessary  to  prevent   such  representations  and  warranties  from  being  misleading,  in  any  material  respect,  and  (ii) which  may,  in  the  ordinary  course,  prevent  the  Pledgee  from  realizing  and  exercising  the benefits,  rights  and  remedies  afforded  to  Pledgee  under  the  Loan  Documents.  (h) Consideration. Each   Pledgor   has   received   good   and   valuable  consideration  for  its  obligations  under  this  Agreement.   7.   Exercise  of  Voting  Rights. Until  the  occurrence  of  an  Event  of  Default,  Pledgor shall  be  entitled  to  exercise  all  voting  and  other  rights  pertaining  to  the  Pledged  Securities  for any  purpose  not  inconsistent  with  this  Agreement.  During  the  continuance  of  an  Event  of Default,  Pledgee  shall  have  the  sole  right,  without  notice,  to  exercise  voting  and  all  other  rights under  or  with  respect  to  the  Pledged  Securities  and  give  consents,  waivers  and  ratifications  in respect  thereof,  and  Pledgor  shall  deliver  to  Pledgee  such  proxies  and  other  documents  as   6   NF 11838572v.8   vlb533/0002   Pledgee  may  request  to  effectuate  the  foregoing.  . Dividend  and  Distributions.   (a) Unless  an  Event  of  Default  is  then  continuing,  Pledg;or  shall  be  entitled  to receive  and  retain  any  ordinary  distributions  (including  tax  distributions)  paid  with  respect  to  the   Pledged  Securities.   During  the  continuance  of  an  Event  of  Default,  all  dividends  and  other distributions  and  returns  of  capital  with  respect  to  the  Pledged  Securities  shall  be  paid  to  Pledgee and  shall  be  applied  by  Pledgee  to  the  Obligations  in  the  manner  described  in  Section  (1)1  hereof.    (b) Notwithstanding  the  foregoing,  Pledgor's  right  to  receive  and  retain  any and  all  distributions,  dividends  and  payments  in  respect  of  the  Pledged  Securities  purported  to  be pledged  and  assigned  by  Pledgor  hereunder  shall  be  further  limited  as  follows: (i)  distributions paid  or  payable  other  than  in  cash  in  respect  of,  and  instruments  and  other  property  received, receivable  or  otherwise  distributed  in  respect  of,  or  in  exchange  for,  any  such  Pledged  Securities;   and  (ii)  distributions  paid  or  payable  in  cash  in  respect  of  any  such  Pledged  Securities  in connection  with  a  partial  or  total  liquidation  or  dissolution  of  the  Company  shall  be  forthwith   delivered  to  Pledgee  to  hold  and  shall,  if  received  by  Pledgor,  be  received  in  trust  for  the  benefit of  Pledgee,  be  segregated  from  the  other  property   or  funds  of  Pledgor  and  be  forthwith  delivered to  Pledgee  as  collateral  in  the  same  form  as  so  received  (with  any  necessary  endorsement  or assignment)  to  be  applied  to  the  Obligations  in  such  order  as  Pledgee  may  determine  in  its  sole and  absolution  discretion.    . Events  of  Default;  Remedies. During  the  continuance  of  an  Event  of  Default, Pledgee  shall  be  entitled  to  exercise  all  of  the  rights  and  remedies  available  to  a  secured  party   under  the  UCC  as  may  be  amended  from  time  to  time  and  other  applicable  law  and  all  rights  and remedies  available  to  it  under  this  Agreement.  In  any  event,  such  righi:s  and  remedies  shall include,  without  limitation:  (i)  the  right  to  exercise  and  enforce  its  rights  under  Sections  6,    and 8  hereof  with  respect  to  the  Pledged  Securities;  and  (ii)  the  right  to  sell,  assign,  transfer,  endorse and  deliver  the  whole  or  any  part  of  the  Pledged  Securities  or  any  interest  therein  at  public  or private  sale  for  cash,  upon  credit  or  for  other  property,  for  immediate  or  future  delivery,  and  for such  price  or  prices  and  on  such  terms  as  Pledgee  in  its  sole  discretion  shall  deem  appropriate. Pledgee  shall  conduct  any  such  sale  of  the  Pledged  Securities  effected  by  it  in  compliance  with (or  under  an  exemption  from)  applicable  Securities  Laws.  Upon  consummation  of  any  such  sale, Pledgee  shall  have  the  right  to  assign,  transfer,  endorse  and  deliver  to  the  purchaser  or  purchasers thereof  the  Pledged  Securities  or  any  portion  thereof  so  sold.  Each  such  purchaser  at  any  such sale  shall  hold  the  property  sold  absolutely  free  from  any  claim  or  right  on  the  part  of  Pledgor and  Pledgor  does  hereby  waive  all  rights  of  redemption,  stay  and  appraisal  which  Pledgor  now has  or  may  at  any  time  in  the  future  have  under  any  rule  of  law  or  statute  now  exiting  or  hereafter enacted.  Pledgee  may  adjourn  any  public  or  private  sale  from  time  to  time  by  announcement  at the  time  and  place  fixed  therefor,  and  such  sale  may,  without  further  notice,  be  made  at  the  time and  place  to  which  it  was  so  adjourned.    (a) Terms  of  Sale. At  any  sale  made  pursuant  to  this  Section  , Pledgee  may bid  for  or  purchase,  free  from  any  right  of  redemption,  stay  and  appraisal  on  the  part  of  Pledgor       HF ,2v.i, /(`002    (all  said  rights  being  also  hereby  waived  and  released  to  the  extent  permitted  by  law),  any   portion  of  or  all  the  Pledged  Securities  offered  for  sale  and  may  make  payment  on  account thereof  by  using  any  claim,  or  any  portion  thereof,  then  due  and  payable  to  Pledgee  from Pledgon    (b) Application  of  Proceeds. During  the  continuance  of  an  Event  of  Default,   the  proceeds  of  the  sale  or  other  disposition  of  any  of  the  Pledged  Securities  shall  be  applied  by Pledgee  as  follows:  (i)  first,  to  the  payment  of  the  costs  and  expenses  of  such  sale  or  other   disposition,  including  the  out-of-pocket  expenses  of  Pledgee  and  the  reasonable  fees  and expenses  of  legal  counsel  employed  in  connection  therewith,  and  to  the  payment  of  all reasonable  costs  and  expenses  incurred  by  Pledgee  in  connection  with  the  administration  and enforcement  of  this  Agreement;  (ii)  second,   to  the  payment  of  accrued  and  unpaid  interest  upon the  Obligations  described;  (iii)  third,  to  the   payment  of  all  unpaid  Obligations;  and  (iv)  fourth, any  surplus  after  such  application  shall  be  paid  to  Pledgor,  the  representatives  and  assigns  of Pledgor  or  as  otherwise  required  by  law  or  as  a  court  of  competent  jurisdiction  may  direct.    (c) Non-recourse.  Notwithstanding  any  provision  contained  herein  to  the contrary,  Pledgor   shall  neither  pursue  any  recourse  nor  seek  any  remedies  against  Pledgor  but   shall  exercise  all  of  Pledgor's  rights  and  remedies  available  under  this  Agreement  or  at  law solely  with  respect  to  the  Pledged  Securities.    . Further  Assurances. Pledgor  agrees  to  cooperate  with  Pledgee  and  to  execute   and  deliver,  or  cause  to  be  executed  and  delivered,  all  such  other  papers  and  to  take  all  such  other actions  as  Pledgee  may  request  from  time  to  time  in  order  to  carry  out  the  purposes  of  this   Agreement.  Without  limiting  the  foregoing,  Pledgor  agrees  that  all  Pledged   Securities  shall  at  all times  be  in  such  form  that  Pledgee  may  sell,  transfer,  or  otherwise  dispose  of  same  without  any signature,  action,  or  assistance  from  Pledgor;  and  Pledgor  agrees  to  deliver  to  Pledgee  the Pledged  Securities  (whether  pledged  at  inception,  by  substitution  or  by  addition)  endorsed  in blank  and  with  executed  unit  powers,  as  appropriate  and  as  requested  by  Pledgee.   Pledgor further  authorizes  Pledgee  to  file  one  or  more  financing  or  continuation  statements,  and amendments  thereto,  relative  to  all  or  any  part  of  the  Pledged  Securities  without  the  signature  of the  Pledgor  where  permitted  by  law.   A  photocopy  or  other  reproduction  of  this  Agreement   or any  financing  statement  covering  the  Pledged  Securities  or  any  part  thereof  shall  be  sufficient  as a  financing  statement  where  permitted  by  law.    . Return  of  Pledged  Securities. This  Agreement  shall  create  a  continuing  pledge, assignment  of,  hypothecation  of  and  security  interest  in  the  Pledged  Securities  and  shall  remain in  full  force  and  effect  until  the  irrevocable  payment  in  full  of  all  Obligations  or  the  termination   of  this  Agreement  in  writing  by  Pledgee,  whichever  occurs  first.  When  all  of  the  Obligations  are irrevocably  and  fully  paid  and  fully  discharged,  this  Agreement  shall  terminate (except  as otherwise  provided  herein)  and  Pledgor  shall  be  entitled  to  the  return  of  all  the  Pledged Securities  not  used  or  applied  toward  payment  and  discharge  of  the  Obligations  or  purchased  as provided  in  Section  5  of  this  Agreement,  and  Pledgee  agrees,  upon  such  full  payment  and discharge  of  such  Obligations  (if  the  Pledged  Securities  are  purchased  as  provided  in  Section  5 of  this  Agreement)  to  return  all  such  Pledged  Securities  which  then  may  be  in  its  custody hereunder  to  Pledgor  or  to  whomsoever  may  be  lawfully  entitled  to  receive  the  same  or  as  a  court of  competent  jurisdiction  shall  direct.   8   HF E36572v.A    . Duty  of  Pledgee;  Exercise  of  Rights  and  Remedies. Absent  gross  negligence  or   intentional  misconduct,  Pledgee  shall  neither  have  any  duty  to  protect  or  preserve  any  of  the Pledged  Securities  nor  any  income  with  respect  thereto  or  as  to  the  preservation  of  rights  against  prior  parties,  nor  as  to  the  preservation  of  any  rights  pertaining  to  any  of  the  Pledged  Securities. Pledgor  expressly  acknowledges  that  Pledgee  has  no  duty  to:  (a)  insure  the  Pledged  Securities against  hazards;  (b)  give  to  Pledgor  any  notices,  account  statements,  proxies  or  communications received  by  Pledgee  regarding  the  Pledged  Securities;  (c)  perfect  or  continue  perfection  of  any   security  interest  in  the  Pledged  Securities  in  favor  of  Pledgor;  (d)  inform  Pledgor  of  any  decline in  the  value  of  the  Pledged  Securities  or  the  existence  of  any  option  or  elections  with  respect  to the  Pledged  Securities; (e)  take  any  action  to  invest  or  manage  the  Pledged  Securities; 0)   exercise,  preserve  or  notify  Pledgor  with  respect  to  any  exchanges,  puts,  calls,  redemptions, conversions,  maturities,  offers,  tenders  and  other  rights  or  requirements  regarding  the  Pledged Securities  or   Pledgor's  interest  therein;  or  (g)  sue  or  otherwise  take  action  to  preserve  Pledgor's or  Pledgee's  interest  in  the  Pledged  Securities.  After  an  Event  of  Default,  Pledgee  may  exercise its  rights  and  remedies  with  respect  to  any  of  the  Pledged  Securities  without  resort  or  regard  to other  security  or  sources  of  payment  for  Pledgor's  obligations.  The  foregoing  also  applies  if Pledgee  is  deemed  entitlement  holder  as  to  any  Pledged  Securities.    Pledgors'  obligations  under  this  Agreement  and  any  remedy  for  the  enforcement  thereof  and/or the  amount  of  the  Obligations  under  the  Note  shall  not  be  impaired,  modified,  changed,  stayed,   released  or  limited  in  any  manner  whatsoever  by  any  impairment,  modification,  change, discharge,  release,  limitation  or  stay  of  the  Obligations  under  the  Note  or  the  obligations  of  any Pledgor  or  any  Pledgors'  estate  in  bankruptcy  or  any  remedy  for  the  enforcement  thereof, resulting  from  the  operation  of  any  present  or  future  provision  of  the  federal  Bankruptcy  Code  or other  statute,  state  or  federal,  or  from  the  decision  of  any  court  interpreting  any  of  the  same,  and Pledgors  shall  be  obligated  under  this  Agreement  and  the  amount  of  the  Obligations  under  the Note  shall  for  the  purposes  of  this  Agreement  be  determined  as  if  no  such  impairment,  stay, modification,  change,  discharge,  release  or  limitation  had  occurred.  Pledgors  each  waives  notice of  acceptance  of  this  Agreement  and  notice  of  any  liability  of  the  borrower  under  the  Note  to which  notice  may  apply   and  waives  notice  of  default,  non-payment,  partial  payment, presentment,  demand,  protest,  notice  of  protest  or  dishonor  and  all  other  notices  to  which Pledgors  might  otherwise  be  entitled  or  which  might  be  required  by  law  to  be  given  to  Pledgors by  Pledgee.    . Terms    Subject  to  Applicable  Law. All  rights,  powers  and  remedies  provided herein  may  be  exercised  only  to  the  extent  that  the  exercise  thereof  does  not  violate  any   applicable  laws,  and  are  intended  to  be  limited  to  the  extent  necessary  so  that  they  will  not  render this  Agreement  invalid,  illegal  or  unenforceable.  If  any  term  of  this  Agreement  or  any   application  thereof  shall  be  held  to  be  invalid,  illegal  or  unenforceable,  the  validity  of  any  other terms  of  this  Agreement  or  any  other  applications  of  such  term  shall  in  no  way  be  affected   thereby.    . Security  Interest  Absolute. The  obligations  of  Pledgor  under  this  Agreement  are   independent  of  the  Obligations,  and  a  separate  action  or  actions  may  be  brought  and  prosecuted against  Pledgor  to  enforce  this  Agreement.    All  rights  of  Pledgee  and  the  assignment,   9   HF $:572v.8 /0002   hypothecation  and  security  interest  hereunder,  and  all  obligations  of  Pledgor  hereunder,  shall  be   absolute  and  unconditional,  to  the  extent  permitted  by  applicable  law,  irrespective  of: (a)  any   lack  of  validity  or  enforceability  of  the  Note  or  any  other  agreement  or  instrument  relating  to  the Obligations;  (b)  any  change  in  the  time,  manner  or  place  of  payment  of  or  in  any  other  term  of, all  or  any  of  the  Obligations,  or  any  other  amendment  or  waiver  of  or  any  consent  to  any departure  from  any  document  relating  to  the  Obligations,  including,  without  limitation,  any increase  in  the  Obligations  resulting  from  the  extension  of  additional  credit  to  the  Company;  (c) any  taking,  exchange,  release  or  non-perfection  of  any  other  collateral,  or  any  taking,  release  or amendment  or  waiver  of,  or  consent  to  departure  from  any  guaranty,  for  all  or  any  of  the Obligations;  (d)  any  manner  of  application  of  collateral,  or  proceeds  thereof,  to  all  or  any  of  the Obligations,  or  any  manner  of  sale  or  other  disposition  of  any  collateral  for  all  or  any  of  the Obligations  or  any  other  assets  of  Secured  Party;  or  (e)  any  other  circumstances  which  might otherwise  constitute  a  defense  available  to,  or  a  discharge  of,  Pledgor  or  a  third  party  grantor  of  a security  interest.   . Miscellaneous.    (a) Waivers. No  failure  to  exercise,  and  no  delay  in  exercising  on  the  part  of Pledgee,  any  right,  power  or  remedy  under  this  Agreement  or  the  Note   shall  operate  as  a  waiver thereof;  nor  shall  any  single  or  partial  exercise  of  any  right,  power  or  remedy  hereunder  or thereunder  preclude  any  other  or  further  exercise  thereof  or  the  exercise  of  any  other  right,   power,  or  remedy.  The  failure  of  Pledgee  to  insist  upon  the  strict  observance  or  enforcement  of any  provision  of  this  Agreement  or  the  Note  shall  not  be  construed  as  a  waiver  or  relinquishment of  such  provision.  Any  waiver  of  any  right,   power,  remedy,  term  or  condition  contained  herein shall  only  be  effective  if  it  is  in  writing  and  signed  by  Pledgee  and  then  such  waiver  or  consent shall  be  effective  only  in  the  specific  instance  and  for  the  specific  purpose  for  which  given. Pledgor  hereby  waives  any  claim  of  marshalling  of  assets  against  Pledgee.    (b) Survival  of  Agreements. All  representations,  warranties,  covenants  and   agreements  made  by  Pledgor  in  this  Agreement  or  in  any  instrument,  document  or  certificate furnished  hereunder  or  in  connection  herewith  shall  be  deemed  to  have  been  relied  upon  by  Pledgee,  notwithstanding  any  investigation  heretofore  or  hereafter  made  by  Pledgee,  and  shall   survive  the  execution  and  delivery  of  this  Agreement.    (c) Governing  Law. This  Agreement  shall  be  construed  in  accordance  with  the laws  of  the  State  of  New  York,  without  application  of  its  conflict  of  law  principles.    (d) Successors  and  Assigns. This  Agreement  shall  be  binding  upon  and  shall   inure  to  the  benefit  of  Pledgee  and  Pledgor  and  their  respective  successors  and  assigns.  This Agreement  shall  not  be  assigned  by  Pledgor.  Pledgee  may  assign  or  otherwise  transfer  all  or  any portion  of  its  rights  in  the  Pledged  Securities,  and  such  assignee  shall  thereupon  become  vested with  all  of  the  benefits  in  respect  thereof  granted  to  Pledgee  herein  or  otherwise.    (e) Counterparts;  Amendments. This  Agreement  may  be  executed  in  any number  of  counterparts,  each  of  which  shall  be  an  original,  but  all  of  which  when  taken  together shall  be  deemed  to  constitute  one  and  the  same  agreement.  This  Agreement  may  only  be   10   HF .3572v.8   h1e533/0002   amended  by  a  writing  executed  by  Pledgor  and  Pledgee.    (f)  Headings. The  Section  headings  set  forth  in  this  Agreement  are  for convenience  of  reference  only  and  shall  not  be  deemed  to  define  or  limit  the  provisions  hereof  or to  affect  in  any  way  their  construction  and  application.    (g) Notices. Any  notice  required  or  permitted  by  the  terms  hereof  to  be  given to  any  party  hereto  shall  be  effectively  delivered  for  all  purposes  if  delivered  to  the  address  set   forth  below  the  signature  block  for  each  party  to  this  Agreement  either  pursuant  to  personal delivery  (delivery  shall  be  deemed  effective  upon  actual  receipt)  or  sent  via  a  national,  overnight courier,  next-day  delivery  (delivery  shall  be  deemed  effective  on  the  third  (3rd)  business  day following  the  day  such  notice  was   deposited  with  such  national,  overnight  courier,  properly addressed  with  all  delivery  expenses  prepaid).    (h) Reinstatement. This  Agreement  shall  continue  to  be  effective  or  be reinstated,  as  the  case  may  be,  if  at  any  time  any  amount  received  by  Pledgee  in  respect  of  the   Obligations  is  rescinded  or  must  otherwise  be  restored  or  returned  by  Pledgee  upon  the insolvency  or  bankruptcy  of  Pledgor  or  upon  the  appointment  of  any  intervenor  or  conservator of,  or  trustee  or  similar  official  for  Pledgor  or  any  substantial  part  of  its  assets,  or  otherwise,  all as  though  such  payments  had  not  been  made.   [Signature  Page  Follows]   11   Hi '2v.e !)1 /0002    IN  WITNESS  WHEREOF,  the  parties  have  executed  the  foregoing  Stock  Pledge Agreement  as  of  the  Effective  Date.   PLEDGOR:   FIRST  CAPITAL  REAL  ESTATE  TRUST  INCORPORATED,  a   Maryland  Corporation   By:   Name:   Its:   Address:   410  Park  Avenue,  14th  Floor   New  York,  New  York  10022 Attention:  Chief  Executive  Officer   FIRST  CAPITAL  REAL  ESTATE  OPERATING  PARTNERSHIP.  LP.  a Delaware  limited  partnership   By:  First  Capital  Real  Estate  Trust  Incorporated,  a   Maryland  corporation   Its:  General  Partner   By:   Name:   Its:           06.7.   Address:   410  Park  Avenue.  14th  Floor New  York,  New  York  10022   Attention:  Chief  Executive  Officer   [Signature  Page  to  Pledge  Agreement]   PLEDGEE:    OPPORTUNITYFU  I  SS,  LLC,  a Delaware  Limitecildiablity   ompany  By:  OP  Funcl  I  M \  g  r,  LL       its  sole  Manager   -,-                                 ,    Narne:Kriste Pigrnaik its:  !Ditector   Address:   c/o  Venture  Back  Office 790  SE  Cary  Pkwy,  Suite  201   Cary,  NC  27511   Attention:  Kristen  Pigman,  Director   .9   [Signature  Page  to  Pledge  Agreement]